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Exhibit 10.13

AMENDMENT OF SOLICITATION/MODIFICATION OF CONTRACT							1.	CONTRACT ID CODE		PAGE OF PAGES
							J			1	2

2.	AMENDMENT/MODIFICATION NO. P00001		3.	EFFECTIVE DATE 14-Jul-2003	4.	REQUISITION/PURCHASE REQ. NO. F6LGVH31575200		5.	PROJECT NO. (If applicable)

6.	ISSUED BY	CODE	FA8201		7.	ADMINISTERED BY (if other than item 6)			CODE
	OO-ALC/PKOS C/O PAULETTE CROWELL 6038 ASPEN AVE B1289NE HILL AFB UT 84056-5805				See Item 6

8.	NAME AND ADDRESS OF CONTRACTOR (No., Street, County, State and Zip Code) UNI-PIXEL DISPLAYS, INC DAN VAN OSTRAND 8040 AIRPORT ROAD, SUITE T GEORGETOWN TX 78628-3704					X X	9A. AMENDMENT OF SOLICITATION NO. 9B. DATED (SEE ITEM 11) 10A. MOD. OF CONTRACT/ORDER NO. F42650-03-P-2751 10B. DATED (SEE ITEM 13) 01-Aug-2003
CODE 1K9W0			FACILITY CODE
11. THIS ITEM ONLY APPLIES TO AMENDMENTS OF SOLICITATIONS
☐	The above numbered solicitation is amended as set forth in Item 14. The hour and date specified for receipt of Offer					☐ is extended,		☐ is not extended,

Offer must acknowledge receipt of this amendment prior to the hour and date specified in the solicitation or as amended by one of the following methods:
(a) By completing Items 8 and 15, and returning copies of the amendment (b) By acknowledging receipt of this amendment on each copy of the offer submitted; or (c) By separate letter or telegram which includes a reference to the solicitation and amendment numbers. FAILURE OF YOUR ACKNOWLEDGMENT TO BE RECEIVED AT THE PLACE DESIGNATED FOR THE RECEIPT OF OFFERS PRIOR TO THE HOUR AND DATE SPECIFIED MAY RESULT IN REJECTION OF YOUR OFFER. If by virtue of this amendment you desire to change an offer already submitted, such change may be made by telegram or letter, provided each telegram or letter makes reference to the solicitation and this amendment, and is received prior to the opening hour and date specified.
12. ACCOUNTING AND APPROPRIATION DATA (If required)
13. THIS ITEM APPLIES ONLY TO MODIFICATIONS OF CONTRACTS/ORDERS. IT MODIFIES THE CONTRACT/ORDER NO. AS DESCRIBED IN ITEM 14.

A. THIS CHANGE ORDER IS ISSUED PURSUANT TO: (Specify authority) THE CHANGES SET FORTH IN ITEM 14 ARE MADE IN THE CONTRACT ORDER NO. IN ITEM 10A.

X	B. THE ABOVE NUMBERED CONTRACT/ORDER IS MODIFIED TO REFLECT THE ADMINISTRATIVE CHANGES (such as changes in paying office, appropriation date, etc.) SET FORTH IN ITEM 14, PURSUANT TO THE AUTHORITY OF FAR 43.103 (B).

C. THIS SUPPLEMENTAL AGREEMENT IS ENTERED INTO PURSUANT TO AUTHORITY OF:

D. OTHER (Specify type of modification and authority)

E. IMPORTANT: Contractor ☒ is not, ☐ is required to sign this document and return copies to the issuing office.

14.	DESCRIPTION OF AMENDMENT/MODIFICATION (Organized by UCF section headings, including solicitation/contract subject matter where feasible.)
To add the advise # for the accounting data.
MAILING DATE JUL 15 2003 Except as provided herein, all terms and conditions of the document referenced in Item 9A or 10A, as heretofore changed, remains unchanged and in full force and effect.

15A NAME AND TITLE OF SIGNER (Type or print)						16A. NAME AND TITLE OF CONTRACTING OFFICER (Type or print) PAULETTE R. CROWELL/CONTRACTING OFFICER

15B. CONTRACTOR/OFFEROR			15C. DATE SIGNED			16B UNITED STATES OF AMERICA.			16C. DATE SIGNED
						BY /s/ Paulette R. Crowell			14-Jul-2003
(Signature of person authorized to sign)						(Signature of person authorized to sign)

EXCEPTION TO SF 30 APPROVED BY OIRM 11-84			30-105-04					STANDARD FORM 30 (Rev. 10-83) Prescribed by GSA FAR (48 CFR) 53.243

F42650-03-P-2751
P00001

SECTION SF 30 BLOCK 14 CONTINUATION PAGE

SUMMARY OF CHANGES

Summary for the Payment Office

The total funded amount of the contract remains unchanged.

CLIN:0001
AA: 5733600 293 4753 663005 IT0483 59200 65502F 503000 F03000 000000000000
The funded amount for this funding strip remains unchanged
The job order number ‘S3720186‘ with funded quantity ‘0‘ and funded amount has been added

SOLICITATION/CONTRACT/ORDER FOR COMMERCIAL ITEMS						1. REQUISITION NUMBER		PAGE 1 OF 13
OFFEROR TO COMPLETE BLOCKS 12, 17, 23, 24, AND 30						F6LGVH31575200

2. CONTRACT NO. F42650-03-P-2751		3. AWARD/EFFECTIVE DATE 01-Aug-2003			4. ORDER NUMBER	5. SOLICITATION NUMBER F42650-03-T-0060		6. SOLICITATION ISSUE DATE 26-Jun-2003

7. FOR SOLICITATION INFORMATION CALL		a. NAME PAULETTE R. CROWELL				b. TELEPHONE NUMBER (No Collect Calls) 801-775-2365		8. OFFER DUE DATE/LOCAL TIME 26-Jun-2003 00:00

6.	ISSUED BY	CODE	FA8201	10. THIS ACQUISITION IS			11. DELIVERY FOR FOB	12. DISCOUNT TERMS
OO-ALC/PKOS
	C/O PAULETTE CROWELL 6038 ASPEN AVE B1289NE HILL AFB UT 84056-5805			☐	UNRESTRICTED		DESTINATION UNLESS	Net 30 Days
				☒	SET ASIDE	100%FOR	BLOCK IS MARKED ☐ SEE SCHEDULE

					☒ SMALL BUSINESS		☐ 13a. THIS CONTRACT IS A RATED ORDER UNDER DPAS (15 CFR 700)
					☐ SMALL DISADV. BUSINESS		13b. RATING
☐ 8(A)
	TEL: 801-775-2365 FAX: 801-777-0632			SIC 8700 SIZE STANDARD:		$5 million	14b METHOD OF SOLICITATION ☒ RFQ ☐ IFB ☐ RFP

15. DELIVER TO	CODE			16. ADMINISTERED BY			CODE
SEE SCHEDULE				SEE ITEM 9

17a. CONTRACTOR/ CODE	1K9W0	FACILITY CODE		18a. PAYMENT WILL BE MADE BY				CODE	F03000
OFFEROR UNI-PIXEL DISPLAYS, INC. DAN VAN OSTRAND 8040 AIRPORT ROAD, SUITE T GEORGETOWN TX 78628-3704				DFAS DY/FP 1050 FORRER BLVD DAYTON OH 45420-1472
Tel. 512-868-6609

☐	17B. CHECK IF REMITTANCE IS DIFFERENT AND PUT SUCH ADDRESS IN OFFER			18b. SUBMIT INVOICES TO ADDRESS SHOWN IN BLOCK 18a. UNLESS BLOCK BELOW IS CHECKED ☐ SEE ADDENDUM

19.	ITEM NO.	20. SCHEDULE OF SUPPLIES/SERVICES	21.	QUANTITY	22. UNIT	23.	UNIT PRICE	24.	AMOUNT

SEE SCHEDULE

25. ACCOUNTING AND APPROPRIATION DATA						26. TOTAL AWARD AMOUNT
See Schedule		MAILING DATE JUL 15 2003							$98,214.00

☐	27a. SOLICITATION INCORPORATES BY REFERENCE FAR 52.212-1, 52.212-4, FAR 52.212-3 AND 52.212-5 ARE ATTACHED				ADDENDA		☐ ARE	☐	ARE NOT ATTACHED
☐	27b CONTRACT/PURCHASE ORDER INCORPORATES BY REFERENCE FAR 52.212-4 far 52.212-5 IS ATTACHED.			ADDENDA	☐ ARE		☐ ARE NOT ATTACHED

28. CONTRACTOR IS REQUIRED TO SIGN THIS DOCUMENT AND RETURN		COPIES	29. AWARD OF CONTRACT: REFERENCE				Proposal F031-3980
☐	TO ISSUING OFFICE. CONTRACTOR AGREES TO FURNISH AND DELIVER ALL ITEMS SET FORTH OR OTHERWISE IDENTIFIED ABOVE AND ON ANY ADDITIONAL SHEETS SUBJECT TO THE TERMS AND CONDITIONS SPECIFIED HEREIN.	☒	OFFER DATED YOUR OFFER OF SOLICITATION (BLOCK 5), INCLUDING ANY ADDITIONS OR CHANGES WHICH ARE SET FORTH HEREIN, IS ACCEPTED AS TO ITEMS: SEE SCHEDULE

30a. SIGNATURE OF OFFEROR/CONTRACTOR		31a. UNITED STATES OF AMERICA (SIGNATURE OF CONTRACTOR OFFICER) /s/ Paulette R. Crowell

30b NAME AND TITLE OF SIGNER (TYPE OR PRINT)	30c. DATE SIGNED	31b. NAME OF CONTRACTING OFFICER (TYPE OR PRINT) PAULETTE R. CROWELL / CONTRACTING OFFICER				31c DATE SIGNED 14-Jul-2003

32 a. QUANTITY IN COLUMN 21 HAS BEEN		33. SHIP NUMBER		34. VOUCHER NUMBER		35. AMOUNT VERIFIED CORRECT FOR
☐ RECEIVED ☐ INSPECTED ☐	ACCEPTED, AND CONFORMS TO THE CONTRACT, EXCEPT AS NOTED	PARTIAL	FINAL

32b SIGNATURE OF AUTHORIZED GOVT.	32c. DATE	36. PAYMENT				37. CHECK NUMBER
REPRESENTATIVE		☐	COMPLETE	☐ PARTIAL	☐ FINAL

		38. S/R ACCOUNT NUMBER		39. S/R VOUCHER NUMBER		40. PAID BY
41a. I CERTIFY THIS ACCOUNT IS CORRECT AND PROPER FOR PAYMENT

41b. SIGNATURE AND TITLE OF CERTIFYING OFFICER	41c. DATE	42a RECEIVED BY (Print)
42b RECEIVED AT (Location)
		42c DATE REC'D (YY/MM/DD)		42d TOTAL CONTAINERS

AUTHORIZED FOR LOCAL REPRODUCTION					STANDARD FORM 1449 (Rev. 10-95) Prescribed by GSA FAR (48 CFR) 53.212

F42650-03-P-2751

SECTION SF 30 BLOCK 14 CONTINUATION PAGE

SECTION J EXHIBITS, ATTACHMENTS

SBIR Proposal F031-3980	Ultra High-Resolution Visual system	14 Pages
DD1423	Contractor Data Requirement List	2 Pages

F42650-03-P-2751

SECTION SF 1449 CONTINUATION SHEET

ITEM NO	SUPPLIES/SERVICES	QUANTITY	UNIT	UNIT PRICE	AMOUNT
0001		1.00	Each	$98,214.00	$98,214.00
Establish a Ph 1 Contract for AF03-280
FFP—Conduct research and development to develop a low-cost,
mass-manufacturable, ultra high resolution display system capable of high frame rates in accordance with contractor work Plan proposal RF031-3980
NSN J099-03-169-J099
MILSTRIP F6LGVH31575200
PURCHASE REQUEST NUMBER F6LGVH31575200
	SIGNAL CODE A

				NET AMT	$98,214.00
	ACRN AA Funded Amount				$98,214.00

ITEM NO	SUPPLIES/SERVICES	QUANTITY	UNIT	UNIT PRICE		AMOUNT
0002			Lot	$		$	NSP
Establish a PH1 contract for AF03-280
FFP—Provide a monthly report and a final report in accordance with the attached DD1423's A002 and A003
NSN J099-03-169-J099
PURCHASE REQUEST NUMBER F6LGVH31575200
SIGNAL CODE A

					NET AMT	$

DELIVERY INFORMATION

CLINS	DELIVERY DATE	UNIT OF ISSUE	QUANTITY	FOB	SHIP TO ADDRESS
0001	POP 01-AUG-03 TO 30-APR-04	Each	1.00	Dest.	F6LGVH OO-ALC/YW TED STOKES

F42650-03-P-2751

OO-ALC/YW4 6052 FIR AVE BLDG 1235 HILL AFB UT 84056
0002	POP 01-AUG-03 TO 30-APR-04	Lot

INSPECTION AND ACCEPTANCE TERMS

Supplies/services will be inspected/accepted at:

CLIN	INSPECT AT	INSPECT BY	ACCEPT AT	ACCEPT BY
0001	N/A	N/A	N/A	N/A
0002	N/A	N/A	N/A	N/A
ACCOUNTING AND APPROPRIATION DATA
AA:	5733600 293 4753 663005 1T0483 59200 65502F 503000 F03000			000000000000
AMOUNT:	$98,214.00

CLAUSES INCORPORATED BY REFERENCE:

52.219-3	Notice of Total HUBZone Set-Aide	JAN 1999
52.232-2	Payments Under Fixed-Price Research And Development Contracts	APR 1984
52.232-23 Alt I	Assignment of Claims (Jan 1986)—Alternate I	APR 1984
52.242-15	Stop-Work Order	AUG 1989
52.243-1 Alt V	Changes—Fixed-Price (Aug 1987)—Alternate V	APR 1984
52.243-5	Changes and Changed Conditions	APR 1984
52.246-1	Contractor Inspection Requirements	APR 1984
252.204-7003	Control Of Government Personnel Work Product	APR 1992
252.204-7004	Required Central Contractor Registration	NOV 2001
252.209-7004	Subcontracting With Firms That Are Owned or Controlled By The Government of a Terrorist Country	MAR 1998
252.219-7011	Notification to Delay Performance	JUN 1998
252.225-7012	Preference For Certain Domestic Commodities	FEB 2003
252.225-7016	Restriction On Acquisition Of Ball and Roller Bearings	APR 2003
252.225-7031	Secondary Arab Boycott Of Israel	APR 2003
252.227-7014	Rights in Noncommercial Computer Software and Noncommercial Computer Software Documentation	JUN 1995
252.227-7015	Technical Data—Commercial Items	NOV 1995
252.227-7018	Rights in Noncommercial Technical Data and Computer Software—	JUN 1995
Alt I	Small Business Innovation Research (SBIR) Program (Jun 1995)—Alternate I
252.227-7027	Deferred Ordering Of Technical Data Or Computer Software	APR 1988
252.227-7030	Technical Data—Withholding Of Payment	MAR 2000
252.227-7037	Validation of Restrictive Markings on Technical Data	SEP 1999
252.232-7003	Electronic Submission of Payment Requests	MAR 2003
252.235-7010	Acknowledgment of Support and Disclaimer	MAY 1995
252.235-7011	Final Scientific or Technical Report	SEP 1999
252.243-7001	Pricing Of Contract Modifications	DEC 1991

F42650-03-P-2751

252.244-7000	Subcontracts for Commercial Items and Commercial Components (DoD Contracts)	MAR 2000
252.246-7000	Material Inspection And Receiving Report	MAR 2003
252.247-7023	Transportation of Supplies by Sea (May 2002) Alternate III	MAY 2002
Alt III
252.247-7024	Notification Of Transportation Of Supplies By Sea	MAR 2000

CLAUSES INCORPORATED BY FULL TEXT

RELEASE OF INFORMATION.    The contractor shall not make public release of any information by news release, advertising copy, published professional papers, or presentations, covering all or any part of this contractual effort without prior approval of the cognizant Office of Public Affairs. Three (3) copies of any information to be released must be submitted to the Project Engineer stated on the DD Form 1423-1 of this contract for processing, security review and clearance 30 days prior to release. Send one (1) information copy to the cognizant Contracting Officer. Papers/presentations co-authored with the Air force author may be submitted by either author.

COPYRIGHTS.    Copyrights in technical data and computer software generated under a SBIR program contract shall, when agreed to in writing by the Contracting Officer, be owned by the contractor. The Government should obtain a royalty-free license under the copyright. Each publication of copyrighted material should contain an appropriate acknowledgement and disclaimer statement. The government must protest the data from public dissemination for four years after the end of Phase II contract. During this time the SBIR contractor has the advantage of sole use of the data in the private sector. Specific questions or problems should be clarified by the servicing legal office.

PATENTS.    SBIR firms normally may retain the principal worldwide patent rights to any invention developed with government support. The government receives a royalty-free license for its use, reserves the right to require the patent holder to license others in certain limited circumstances, and require that anyone exclusively licensed to sell the invention in the United States must normally manufacture to domestically. To the extent authorized by 35 USC 205, the government will not make public any information disclosing a government-supported invention for a period of five years to allow the awardee to pursue a patent.

NON-INTERFERENCE CLAUSE:    There is no permission given or implied which allows any contractor personnel associated with this contract to interfere with other government functions, or use government resources unless prior approval was requested.

PERIOD OF PERFORMANCE:    9 Months from date of contract award

BILLING AND PAYMENT:    Contractor shall bill in milestone/deliverable billings as follows: Monthly billings of $11,109.89 per month

Contractor is required to comply to SBIR Program Directive 92, 4(b), 6(a)(b) and 8. this requires contractor to perform half of the research, Primary Employment Principal Investigator to be with company. Work will be performed in the US and information when complete is to be provided to Tech-Net Data base system. See www.dodsbir.net/deskreference/annex a.htm for further information and instruction.

        ADDITIONAL DD 250 INFORMATION:

(1)	Forward the purchasing office copy to:	OO-ALC/PKOS Attn: Paulette R Crowell 6038 Aspen Ave, Bldg 1289 NE Hill AFB UT 84056-5905
(2)	Additional distribution DD250/on Phase II/III a SF 1034 may be used with copies to be furnished as follows:

F42650-03-P-2751

  OO-ALC/TIEH/Joe Burns
  5851 F Ave, Bldg 849 Rm A15
  Hill AFB UT 84056-5713

  OO-ALC/YW4
  Attn: Ted Stokes
  6052 Fir Ave, Bldg 1235
  Hill AFB UT 84056-5820

52.213-4 TERMS AND CONDITIONS—SIMPLIFIED ACQUISITIONS (OTHER THAN COMMERCIAL ITEMS) (APR 2003)

(a) The Contractor shall comply with the following Federal Acquisition Regulation (FAR) clauses that are incorporated by reference:

(1) The clauses listed below implement provisions of law or Executive order:

(i) 52.222-3, Convict Labor (Aug 1996) (E.O. 11755).

(ii) 52.222-21, Prohibition of Segregated Facilities (Feb 1999) (E.O. 11246).

(iii) 52.222-26, Equal Opportunity (Apr 2002) (E.O. 11246).

(iv) 52.225-13, Restrictions on Certain Foreign Purchases (July 2000) (E.O.'s 12722, 12724, 13059, 13067, 13121, and 13129).

(v) 52.233-3, Protest After Award (Aug 1996) (31 U.S.C. 3553).

(2) Listed below are additional clauses that apply:

(i) 52.232-1, Payments (Apr 1984).

(ii) 52.232-8, Discounts for Prompt Payment (Feb 2002).

(iii) 52.232-11, Extras (Apr 1984).

(iv) 52.232-25, Prompt Payment (Feb 2002).

(v) 52.233-1, Disputes (Jul 2002).

(vi) 52.244-6, Subcontracts for Commercial Items and Commercial Components (Dec 2001).

(vii) 52.253-1, Computer Generated Forms (Jan 1991).

(b) The Contractor shall comply with the following FAR clauses, incorporated by reference, unless the circumstances do not apply:

(1) The clauses listed below implement provisions of law or Executive order:

(i) 52.222-19, Child Labor—Cooperation with Authorities and Remedies (Sept 2002) (E.O. 13126). (Applies to contracts for supplies exceeding the micro-purchase threshold.)

(ii) 52.222-20, Walsh-Healey Public Contracts Act (Dec 1996) (41 U.S.C. 35-45) (Applies to supply contracts over $10,000 in the United States, Puerto Rico, or the U.S. Virgin Islands).

F42650-03-P-2751

(iii) 52.222-35, Equal Opportunity for Special Disabled Veterans, Veterans of the Vietnam Era, and Other Eligible Veterans (DEC 2001) (38 U.S.C. 4212) (Applies to contracts of $25,000 or more).

(iv) 52.222-36, Affirmative Action for Workers with Disabilities (June 1998) (29 U.S.C. 793). (Applies to contracts over $10,000, unless the work is to be performed outside the United States by employees recruited outside the United States.) (For purposes of this clause, United States includes the 50 States, the District of Columbia, Puerto Rico, the Northern Mariana Islands, American Samoa, Guam, the U.S. Virgin Islands, and Wake Island.)

(v) 52.222-37, Employment Reports on Special Disabled Veterans, Veterans of the Vietnam Era, and Other Eligible Veterans (DEC 2001) (38 U.S.C. 4212) (Applies to contracts of $25,000 or more).

(vi) 52.222-41, Service Contract Act of 1965, As Amended (May 1989) (41 U.S.C. 351, et seq.) (Applies to service contracts over $2,500 that are subject to the Service Contract Act and will be performed in the United States, District of Columbia, Puerto Rico, the Northern Mariana Islands, American Samoa, Guam, the U.S. Virgin Islands, Johnston Island, Wake Island, or the outer continental shelf lands).

(vii) 52.223-5, Pollution Prevention and Right-to-Know Information (APR 1998) (E.O. 12856) (Applies to services performed on Federal facilities).

(viii) 52.225-1, Buy American Act—Supplies (May 2002) (41 U.S.C. 10a-10d) (Applies to contracts for supplies, and to contracts for services involving the furnishing of supplies, for use within the United States if the value of the supply contract or supply portion of a service contract exceeds the micro-purchase threshold and the acquisition—

(A) Is set aside for small business concerns; or

(B) Cannot be set aside for small business concerns (see 19.502-2), and does not exceed $25,000.)

(ix) 52.232-33, Payment by Electronic Funds Transfer—Central Contractor Registration (May 1999). (Applies when the payment will be made by electronic funds transfer (EFT) and the payment office uses the Central Contractor Registration (CCR) database as its source of EFT information.)

(x) 52.232-34, Payment by Electronic Funds Transfer—Other than Central Contractor Registration (May 1999). (Applies when the payment will be made by EFT and the payment office does not use the CCR database as its source of EFT information.)

(xi) 52.247-64, Preference for Privately Owned U.S.-Flag Commercial Vessels (APR 2003) (46 U.S.C. Appx 1241). (Applies to supplies transported by ocean vessels (except for the types of subcontracts listed at 47.504(d).)

(2) Listed below are additional clauses that may apply:

(i) 52.209-6, Protecting the Government's Interest When Subcontracting with Contractors Debarred, Suspended, or Proposed for Debarment (JULY 1995) (Applies to contracts over $25,000).

(ii) 52.211-17, Delivery of Excess Quantities (SEPT 1989) (Applies to fixed-price supplies).

(iii) 52.247-29, F.o.b. Origin (JUN 1988) (Applies to supplies if delivery is f.o.b. origin).

(iv) 52.247-34, F.o.b. Destination (NOV 1991) (Applies to supplies if delivery is f.o.b. destination).

F42650-03-P-2751

(c) FAR 52.252-2, Clauses Incorporated by Reference (FEB 1998). This contract incorporates one or more clauses by reference, with the same force and effect as if they were given in full text. Upon request, the Contracting Officer will make their full text available. Also, the full text of a clause may be accessed electronically at this/these address(es):

www.hill.af.mil

(d) Inspection/Acceptance. The Contractor shall tender for acceptance only those items that conform to the requirements of this contract. The Government reserves the right to inspect or test any supplies or services that have been tendered for acceptance. The Government may require repair or replacement of nonconforming supplies or reperformance of nonconforming services at no increase in contract price. The Government must exercise its postacceptance rights—

(1) Within a reasonable period of time after the defect was discovered or should have been discovered; and

(2) Before any substantial change occurs in the condition of the item, unless the change is due to the defect in the item.

(e) Excusable delays. The Contractor shall be liable for default unless nonperformance is caused by an occurrence beyond the reasonable control of the Contractor and without its fault or negligence, such as acts of God or the public enemy, acts of the Government in either its sovereign or contractual capacity, fires, floods, epidemics, quarantine restrictions, strikes, unusually severe weather, and delays of common carriers. The Contractor shall notify the Contracting Officer in writing as soon as it is reasonably possible after the commencement of any excusable delay, setting forth the full particulars in connection therewith, shall remedy such occurrence with all reasonable dispatch, and shall promptly give written notice to the Contracting Officer of the cessation of such occurrence.

(f) Termination for the Government's convenience. The Government reserves the right to terminate this contract, or any part hereof, for its sole convenience. In the event of such termination, the Contractor shall immediately stop all work hereunder and shall immediately cause any and all of its suppliers and subcontractors to cease work. Subject to the terms of this contract, the Contractor shall be paid a percentage of the contract price reflecting the percentage of the work performed prior to the notice of termination, plus reasonable charges that the Contractor can demonstrate to the satisfaction of the Government, using its standard record keeping system, have resulted from the termination. The Contractor shall not be required to comply with the cost accounting standards or contract cost principles for this purpose. This paragraph does not give the Government any right to audit the Contractor's records. The Contractor shall not be paid for any work performed or costs incurred that reasonably could have been avoided.

(g) Termination for cause. The Government may terminate this contract, or any part hereof, for cause in the event of any default by the Contractor, or if the Contractor fails to comply with any contract terms and conditions, or fails to provide the Government, upon request, with adequate assurances of future performance. In the event of termination for cause, the Government shall not be liable to the Contractor for any amount for supplies or services not accepted, and the Contractor shall be liable to the Government for any and all rights and remedies provided by law. If it is determined that the Government improperly terminated this contract for default, such termination shall be deemed a termination for convenience.

(h) Warranty. The Contractor warrants and implies that the items delivered hereunder are merchantable and fit for use for the particular purpose described in this contract.

(End of clause)

F42650-03-P-2751

52.227-11 PATENT RIGHTS—RETENTION BY THE CONTRACTOR (SHORT FORM) (JUN 1997)

(a) Definitions.

(1) "Invention" means any invention or discovery which is or may be patentable or otherwise protectable under title 35 of the United States Code, or any novel variety of plant which is or may be protected under the Plant Variety Protection Act (7 U.S.C. 2321, et seq.).

(2) "Made" when used in relation to any invention means the conception or first actual reduction to practice of such invention.

(3) "Nonprofit organization" means a university or other institution of higher education or an organization of the type described in section 501(c)(3) of the Internal Revenue Code of 1954 (26 U.S.C. 501(c)) and exempt from taxation under section 501(a) of the Internal Revenue Code (26 U.S.C. 501(a)) or any nonprofit scientific or educational organization qualified under a state nonprofit organization statute.

(4) "Practical application" means to manufacture, in the case of a composition of product; to practice, in the case of a process or method, or to operate, in the case of a machine or system; and, in each case, under such conditions as to establish that the invention is being utilized and that is benefits are, to the extent permitted by law or Government regulations, available to the public on reasonable terms.

(5) "Small business firm" means a small business concern as defined at section 2 of Pub. L. 85-536 (15 U.S.C. 632) and implementing regulations of the Administrator of the Small Business Administration. For the purpose of this clause, the size standards for small business concerns involved in Government procurement and subcontracting at 13 CFR 121.3-8 and 13 CFR 121.3-12, respectively, will be used.

(6) "Subject invention" means any invention of the contractor conceived or first actually reduced to practice in the performance of work under this contract, provided that in the case of a variety of plant, the date of determination (as defined in section 41(d) of the Plant Variety Protection Act, 7 U.S.C. 2401(d)) must also occur during the period of contract performance.

(b) Allocation of principal rights. The Contractor may retain the entire right, title, and interest throughout the world to each subject invention subject to the provisions of this clause and 35 U.S.C. 203. With respect to any subject invention in which the Contractor retains title, the Federal Government shall have a nonexclusive, nontransferable, irrevocable, paid-up license to practice or have practiced for or on behalf of the United States the subject invention throughout the world.

(c) Invention disclosure, election of title, and filing of patent application by Contractor. (1) The Contractor will disclose each subject invention to the Federal agency within 2 months after the inventor discloses it in writing to Contractor personnel responsible for patent matters. The disclosure to the agency shall be in the form of a written report and shall identify the contract under which the invention was made and the inventor(s). It shall be sufficiently complete in technical detail to convey a clear understanding to the extent known at the time of the disclosure, of the nature, purpose, operation, and the physical, chemical, biological or electrical characteristics of the invention. The disclosure shall also identify any publication, on sale or public use of the invention and whether a manuscript describing the invention has been submitted for publication and, if so, whether it has been accepted for publication at the time of disclosure. In addition, after disclosure to the agency, the Contractor will promptly notify the agency of the acceptance of any manuscript describing the invention for publication or of any on sale or public use planned by the Contractor.

(2) The Contractor will elect in writing whether or not to retain title to any such invention by notifying the Federal agency within 2 years of disclosure to the Federal agency. However, in any case where publication, on sale or public use has initiated the 1-year statutory period wherein valid patent protection can still be obtained in the United States, the period for election of title may be shortened by the agency to a date that is no more than 60 days prior to the end of the statutory period.

F42650-03-P-2751

(3) The Contractor will file its initial patent application on a subject invention to which it elects to retain title within 1 year after election of title or, if earlier, prior to the end of any statutory period wherein valid patent protection can be obtained in the United States after a publication, on sale, or public use. The Contractor will file patent applications in additional countries or international patent offices within either 10 months of the corresponding initial patent application or 6 months from the date permission is granted by the Commissioner of Patents and Trademarks to file foreign patent applications where such filing has been prohibited by a Secrecy Order.

(4) Requests for extension of the time for disclosure election, and filing under subparagraphs (c)(1), (2), and (3) of this clause may, at the discretion of the agency, be granted.

(d) Conditions when the Government may obtain title. The Contractor will convey to the Federal agency, upon written request, title to any subject invention—

(1) If the Contractor fails to disclose or elect title to the subject invention within the times specified in paragraph (c) of this clause, or elects not to retain title; provided, that the agency may only request title within 60 days after learning of the failure of the Contractor to disclose or elect within the specified times.

(2) In those countries in which the Contractor fails to file patent applications within the times specified in paragraph (c) of this clause; provided, however, that if the Contractor has filed a patent application in a country after the times specified in paragraph (c) of this clause, but prior to its receipt of the written request of the Federal agency, the Contractor shall continue to retain title in that country.

(3) In any country in which the Contractor decides not to continue the prosecution of any application for, to pay the maintenance fees on, or defend in reexamination or opposition proceeding on, a patent on a subject invention.

(e) Minimum rights to Contractor and protection of the Contractor right to file. (1) The Contractor will retain a nonexclusive royalty-free license throughout the world in each subject invention to which the Government obtains title, except if the Contractor fails to disclose the invention within the times specified in paragraph (c) of this clause. The Contractor's license extends to its domestic subsidiary and affiliates, if any, within the corporate structure of which the Contractor is a party and includes the right to grant sublicenses of the same scope to the extent the Contractor was legally obligated to do so at the time the contract was awarded. The license is transferable only with the approval of the Federal agency, except when transferred to the successor of that part of the Contractor's business to which the invention pertains.

(2) The Contractor's domestic license may be revoked or modified by the funding Federal agency to the extent necessary to achieve expeditious practical application of subject invention pursuant to an application for an exclusive license submitted in accordance with applicable provisions at 37 CFR Part 404 and agency licensing regulations (if any). This license will not be revoked in that field of use or the geographical areas in which the Contractor has achieved practical application and continues to make the benefits of the invention reasonably accessible to the public. The license in any foreign country may be revoked or modified at the discretion of the funding Federal agency to the extent the Contractor, its licensees, or the domestic subsidiaries or affiliates have failed to achieve practical application in that foreign country.

(3) Before revocation or modification of the license, the funding Federal agency will furnish the Contractor a written notice of its intention to revoke or modify the license, and the Contractor will be allowed 30 days (or such other time as may be authorized by the funding Federal agency for good cause shown by the Contractor) after the notice to show cause why the license should not be revoked or modified. The Contractor has the right to appeal, in accordance with applicable regulations in 37 CFR Part 404 and agency regulations, if any, concerning the licensing of Government-owned inventions, any decision concerning the revocation or modification of the license.

F42650-03-P-2751

(f) Contractor action to protect the Government's interest. (1) The Contractor agrees to execute or to have executed and promptly deliver to the Federal agency all instruments necessary to (i) establish or confirm the rights the Government has throughout the world in those subject inventions to which the Contractor elects to retain title, and (ii) convey title to the Federal agency when requested under paragraph (d) of this clause and to enable the Government to obtain patent protection throughout the world in that subject invention.

(2) The Contractor agrees to require, by written agreement, its employees, other than clerical and nontechnical employees, to disclose promptly in writing to personnel identified as responsible for the administration of patent matters and in a format suggested by the Contractor each subject invention made under contract in order that the Contractor can comply with the disclosure provisions of paragraph (c) of this clause, and to execute all papers necessary to file patent applications on subject inventions and to establish the Government's rights in the subject inventions. This disclosure format should require, as a minimum, the information required by subparagraph (c)(1) of this clause. The Contractor shall instruct such employees, through employee agreements or other suitable educational programs, on the importance of reporting inventions in sufficient time to permit the filing of patent applications prior to U.S. or foreign statutory bars.

(3) The Contractor will notify the Federal agency of any decisions not to continue the prosecution of a patent application, pay maintenance fees, or defend in a reexamination or opposition proceeding on a patent, in any country, not less than 30 days before the expiration of the response period required by the relevant patent office.

(4) The Contractor agrees to include, within the specification of any United States patent application and any patent issuing thereon covering a subject invention, the following statement, "This invention was made with Government support under (identify the contract) awarded by (identify the Federal agency). The Government has certain rights in the invention."

(g) Subcontracts. (1) The Contractor will include this clause, suitably modified to identify the parties, in al subcontracts, regardless of tier, for experimental, developmental, or research work to be performed by a small business firm or domestic nonprofit organization. The subcontractor will retain all rights provided for the Contractor in this clause, and the Contractor will not, as part of the consideration for awarding the subcontract, obtain rights in the subcontractor's subject inventions.

(2) The Contractor will include in all other subcontracts, regardless of tier, for experimental, developmental, or research work the patent rights clause required by Subpart 27.3.

(3) In the case of subcontracts, at any tier, the agency, subcontractor, and the Contractor agree that the mutual obligations of the parties created by this clause constitute a contract between the subcontractor and the Federal agency with respect to the matters covered by the clause; provided, however, that nothing in this paragraph is intended to confer any jurisdiction under the Contract Disputes Act in connection with proceedings under paragraph (j) of this clause.

(h) Reporting on utilization of subject inventions. The Contractor agrees to submit, on request, periodic reports no more frequently than annually on the utilization of a subject invention or on efforts at obtaining such utilization that are being made by the Contractor or its licensees or assignees. Such reports shall include information regarding the status of development, date of first commercial sale or use, gross royalties received by the Contractor, and such other data and information as the agency may reasonably specify. The Contractor also agrees to provide additional reports as may be requested by the agency in connection with any march-in proceeding undertaken by the agency in accordance with paragraph (j) of this clause. As required by 35 U.S.C. 202(c)(5), the agency agrees it will not disclose such information to persons outside the Government without permission of the Contractor.

F42650-03-P-2751

(i) Preference for United States industry. Notwithstanding any other provision of this clause, the Contractor agrees that neither it nor any assignee will grant to any person the exclusive right to use or sell any subject invention in the United States unless such person agrees that any product embodying the subject invention or produced through the use of the subject invention will be manufactured substantially in the United States. However, in individual cases, the requirement for such an agreement may be waived by the Federal agency upon a showing by the Contractor or its assignee that reasonable but unsuccessful efforts have been made to grant licenses on similar terms to potential licensees that would be likely to manufacture substantially in the United States or that under the circumstances domestic manufacture is not commercially feasible.

(j) March-in rights. The Contractor agrees that, with respect to any subject invention in which it has acquired title, the Federal agency has the right in accordance with the procedures in 37 CFR 401.6 and any supplemental regulations of the agency to require the Contractor, an assignee or exclusive licensee of a subject invention to grant a nonexclusive, partially exclusive, or exclusive license in any field of use to a responsible applicant or applicants, upon terms that are reasonable under the circumstances, and if the Contractor, assignee, or exclusive licensee refuses such a request the Federal agency has the right to grant such a license itself if the Federal agency determines that—

(1) Such action is necessary because the Contractor or assignee has not taken, or is not expected to take within a reasonable time, effective steps to achieve practical application of the subject invention in such field of use;

(2) Such action is necessary to alleviate health or safety needs which are not reasonably satisfied by the Contractor, assignee, or their licensees;

(3) Such action is necessary to meet requirements for public use specified by Federal regulations and such requirements are not reasonably satisfied by the Contractor, assignee, or licensees; or

(4) Such action is necessary because the agreement required by paragraph (i) of this clause has not been obtained or waived or because a licensee of the exclusive right to use or sell any subject invention in the United States is in breach of such agreement.

(k) Special provisions for contracts with nonprofit organizations. If the Contractor is a nonprofit organization, it agrees that—

(1) Rights to a subject invention in the United States may not be assigned without the approval of the Federal agency, except where such assignment is made to an organization which has as one of its primary functions the management of inventions; provided, that such assignee will be subject to the same provisions as the Contractor;

(2) The Contractor will share royalties collected on a subject invention with the inventor, including Federal employee co-inventors (when the agency deems it appropriate) when the subject invention is assigned in accordance with 35 U.S.C. 202(e) and 37 CFR 401.10;

(3) The balance of any royalties or income earned by the Contractor with respect to subject inventions, after payment of expenses (including payments to inventors) incidental to the administration of subject inventions will be utilized for the support of scientific research or education; and

(4) It will make efforts that are reasonable under the circumstances to attract licensees of subject inventions that are small business firms, and that it will give a preference to a small business firm when licensing a subject invention if the Contractor determines that the small business firm has a plan or proposal for marketing the invention which, if executed, is equally as likely to bring the invention to practical application as any plans or proposals from applicants that are not small business firms; provided, that the Contractor is also satisfied that the small business firm has the capability and resources to carry out its plan or proposal. The decision whether to give a preference in any specific case will be at the discretion of the contractor. However, the Contractor agrees that the Secretary of Commerce may review the Contractor's licensing program and decisions regarding small business applicants, and the Contractor will negotiate changes to its licensing policies, procedures, or practices with the Secretary of Commerce when the Secretary's review discloses that the Contractor could take reasonable steps to more effectively implement the requirements of this subparagraph (k)(4).

F42650-03-P-2751

(l) Communications.

(End of clause)

52.252-6 AUTHORIZED DEVIATIONS IN CLAUSES (APR 1984)

(a) The use in this solicitation or contract of any Federal Acquisition Regulation (48 CFR Chapter 1) clause with an authorized deviation is indicated by the addition of "(DEVIATION)" after the date of the clause.

(b) The use in this solicitation or contract of any DFARS (48 CFR Chapter 2) clause with an authorized deviation is indicated by the addition of "(DEVIATION)" after the name of the regulation.

(End of clause)

5352.223-9000 ELIMINATION OF USE OF CLASS I OZONE DEPLETING SUBSTANCES (ODS) (MAY 1996)

(a) It is Air Force policy to preserve mission readiness while minimizing dependency on Class I Ozone Depleting Substances (ODS), and their release into the environment, to help protect the Earth's stratospheric ozone layer.

(b) Unless a specific waiver has been approved, Air Force procurements:

(1) May not include any specification, standard, drawing, or other document that requires the use of a Class I ODS in the design, manufacture, test, operation, or maintenance of any system, subsystem, item, component, or process; and

(2) May not include any specification, standard, drawing, or other document that establishes a requirement that can only be met by use of a Class I ODS;

(c) For the purposes of Air Force policy, the following are Class I ODS:

(1) Halons: 1011, 1202, 1211, 1301, and 2402;

(2) Chlorofluorocarbons (CFCs): CFC-11, CFC-12, CFC-13, CFC-111, CFC-112, CFC-113, CFC-114, CFC-115, CFC-211, CFC-212, CFC-213, CFC-214, CFC-215, CFC-216, and CFC-217, and the blends R-500, R-501, R-502, and R-503; and

(3) Other Controlled Substances: Carbon Tetrachloride, Methyl Chloroform, and Methyl Bromide.

(d) The Air Force has reviewed the requirements specified in this contract to reflect this policy. Where considered essential, specific approval has been obtained to require use of the following substances: Substance Application/Use Quantity (lbs)

N/A

(e) To assist the Air Force in implementing this policy, the offeror/contractor is required to notify the contracting officer if any Class I ODS not specifically listed above is required in the performance of this contract.

CONTRACT DATA REQUIREMENTS LIST (1 Data Item)				Form Approved OMB No. 0704-0188

Public reporting burden for this collection of information is estimated to average 110 hours per response, including the time for reviewing instructions, searching existing data sources, gathering and maintaining the data needed, and completing and reviewing the collection of information. Send comments regarding this burden estimate or any other aspect of this collection of information, including suggestions for reducing this burden to Department of Defense, Washington Headquarters Services, Directorate for Information Operations and Reports, 7215 Jefferson Davis Highway, Suite 1204, Arlington, VA 22202-4302, and to the Offices of Management and Budget, Paperwork Reduction Project (0704-01881), Washington, DC 20503. Please DO NOT RETURN your form to either of these addresses. Send completed form to the Government Issuing Contracting Officer for the Contract/PB No. listed in Block E.

A. CONTRACT LINE ITEM NO.	B. EXHIBIT	C. CATEGORY:
0002	A	TOP ______________	TM ______________	OTHER X

D. SYSTEM/ITEM	E. CONTRACT/PR NO.		F. CONTRACTOR
	F42650-03-P-2751			Uni-Pixel Displays, Inc.

1. DATA ITEM NO.B	2. TITLE OF DATA ITEM	3. SUBTITLE
A002	Program Progress Report	Monthly Report

4. AUTHORITY (Data Acquisition Document No.)	5. CONTRACT REFERENCE	6. REQUIRING OFFICE
Contractor Format	Workplan Page 12	OO-ALC/ENRE

7. DO 250 REQ	9. DIST STATEMENT REQUIRED	10. FREQUENCY	12. DATE OF FIRST SUBMISSION	14. DISTRIBUTION
DD		One	See Block 16

8. APP CODE		11. AS OF DATE	13. DATE OF SUBSEQUENT	a. ADDRESSEE	b. COPIES
			SUBMISSION
N/A		See Block 16	See Block 16		Draft	Final
					Reg	Repro

16. REMARKS				OO-ALC/YW4	1

Blcks 11, 12, & 13: The first monthly report is due 30 days after contract award. Subsequent reports are due the 10th day of the month following the first report.				Ted Stokes 6052 Fir Ave. Bldg 1235 Hill AFB, UT 84056-5820

				OO-ALC/ENRE	1

				Joseph W. Burns 5851 F Ave. Bldg 849-RM D09 Hill AFB, UT 84056-5713

				OO-ALC/PKOS	1

				Paulette Crowell 6038 Aspen Ave., Bldg 1289, NE Hill AFB, UT 84056-5805

				15. TOTAL	3

G. PREPARED BY		H. DATE	I. APPROVED BY		J. DATE

DD Form 1423-1, JUN 90 (EG)		Previous editions are obsolete.		Page of Pages
				Designed using Perform Pro, May 94

CONTRACT DATA REQUIREMENTS LIST (1 Data Item)				Form Approved OMB No. 0704-0188

Public reporting burden for this collection of information is estimated to average 110 hours per response, including the time for reviewing instructions, searching existing data sources, gathering and maintaining the data needed, and completing and reviewing the collection of information. Send comments regarding this burden estimate or any other aspect of this collection of information, including suggestions for reducing this burden to Department of Defense, Washington Headquarters Services, Directorate for Information Operations and Reports, 7215 Jefferson Davis Highway, Suite 1204, Arlington, VA 22202-4302, and to the Offices of Management and Budget, Paperwork Reduction Project (0704-01881), Washington, DC 20503. Please DO NOT RETURN your form to either of these addresses. Send completed form to the Government Issuing Contracting Officer for the Contract/PB No. listed in Block E.

A. CONTRACT LINE ITEM NO.	B. EXHIBIT	C. CATEGORY:
0001	A	TOP ______________	TM ______________	OTHER X

D. SYSTEM/ITEM	E. CONTRACT/PR NO.		F. CONTRACTOR
	F42650-03-P-2751			Uni-Pixel Displays, Inc.

1. DATA ITEM NO.B	2. TITLE OF DATA ITEM	3. SUBTITLE
A003	Technical Report	Final Report

4. AUTHORITY (Data Acquisition Document No.)	5. CONTRACT REFERENCE	6. REQUIRING OFFICE
Contractor Format	Workplan Page 12	OO-ALC/ENRE

7. DO 250 REQ	9. DIST STATEMENT REQUIRED	10. FREQUENCY	12. DATE OF FIRST SUBMISSION	14. DISTRIBUTION
DD		One	See Block 16

8. APP CODE		11. AS OF DATE	13. DATE OF SUBSEQUENT	a. ADDRESSEE	b. COPIES
			SUBMISSION
N/A		See Block 16	See Block 16			Final
					Draft	Reg	Repro

16. REMARKS				OO-ALC/YW4		1

Blcks 11, 12, & 13: Draft final report for the requiring office (Block 6) shall be due 8 months after contract award. The requiring office will review and forward comments within 10 working days. Contractor final submission is due 10 working days after receipt of comments from the requiring office. The requiring office (ENRE) shall have the final approval authority.				Ted Stokes 6052 Fir Ave. Bldg 1235 Hill AFB, UT 84056-5820

				OO-ALC/ENRE		1

				Joseph W. Burns 5851 F Ave. Bldg 849-RM D09 Hill AFB, UT 84056-5713

				OO-ALC/PKOS		1

				Paulette Crowell 6038 Aspen Ave., Bldg 1289, NE Hill AFB, UT 84056-5805

				15. TOTAL		3

G. PREPARED BY		H. DATE	I. APPROVED BY		J. DATE

DD Form 1423-1, JUN 90 (EG)		Previous editions are obsolete.		Page of Pages
				Designed using Perform Pro, May 94

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